EXHIBIT 4.1

SUBSCRIPTION AGREEMENT

Common Stock
In
ShiftPixy, Inc.

This Subscription Agreement relates to my/our agreement to purchase ________ shares of common stock, $0.0001 par value per share (the "Shares"), to be issued by ShiftPixy, Inc., a Wyoming corporation (the "Company"), for a purchase price of $8.00 per Share, for a total purchase price of $___________ ("Subscription Price"), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Final Offering Circular for the sale of the Shares, dated ________, 2016 (the "Circular"). Capitalized terms used but not defined herein shall have the meanings given to them in the Circular.

Simultaneously with or subsequent to the execution and delivery hereof, I am making a wire transfer pursuant to the escrow instructions set forth at www.wrhambrecht.com/PIXY, or delivered to me by my broker-dealer, in the amount of my Subscription Price, provided that if my broker-dealer or the underwriter have arranged to facilitate the funding of the Subscription Price to the escrow account (as described below) through a clearing agent, then I agree to deliver the funds for the Subscription Price pursuant to the instructions provided by such clearing agent, such broker-dealer or the underwriter. I understand that if I wish to purchase Shares, I must complete this Subscription Agreement and submit the applicable Subscription Price. Subscription funds will be held by and at an FDIC insured bank in compliance with SEC Rule 15c2-4, with funds released to the Company only after we have achieved the minimum offering amount as described in the Circular. The escrow account will be maintained by JumpStart Securities, LLC as escrow agent. In the event that the Company does not achieve the minimum offering amount, then the Offered Shares will not be sold to investors pursuant to this offering and all funds will be returned to investors from escrow together with interest, if any. If any portion of the Shares is not sold in the offering, any funds paid by me for such portion of the Shares will be returned to me promptly.

In order to induce the Company to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1.	Type of Ownership

Individual

Institution

2.	Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner:

Name:

Social Security/Tax ID Number:

Street Address:

City:

Region:

Postal Code:

Country:

Phone Number:

Email Address:

Joint-Owner/Minor: (If applicable.)

Name:

Social Security/Tax ID Number:

Street Address:

City:

Region:

Postal Code:

Country:

Phone Number:

Email Address:

2

3.	I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full, with any interest accrued thereon.

4.	I have received the Circular.

5.	I accept the terms of the Articles of Incorporation of the Company, as amended.

6.	I am purchasing the Shares for my own account.

7.	I hereby represent and warrant that I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Wyoming without giving effect to the principles of conflict of laws.

8.

Digital ("electronic") signatures, often referred to as an "e-signature", enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement's electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on the FundAmerica Technologies software tools platform and hosting provider, including backups. You and the Company each hereby consent and agree that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement and you consent to be legally bound by this Subscription Agreement's terms and conditions. Furthermore, you and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient's spam filters by the recipient's email service provider, or due to a recipient's change of address, or due to technology issues by the recipient's service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

[SIGNATURE PAGE FOLLOWS]

3

SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Subscriber

Name:

Email:

Date:

Signature ID:

Issuer

Name:

Email:

Company:

Title:

Signature ID:

[Signature page of Subscription Agreement]

4